EXHIBIT 21

AFFYMETRIX, INC.
LIST OF SUBSIDIARIES

Affymetrix, UK Ltd, wholly-owned subsidiary incorporated in the United Kingdom and doing business under such name.

Affymetrix France S.A.S., wholly-owned subsidiary incorporated in France and doing business under such name.

Affymetrix GmbH, wholly-owned subsidiary incorporated in Germany and doing business under such name.

Affymetrix Japan K.K., a wholly-owned subsidiary incorporated in Japan and doing business under such name.

Affymetrix Pte Ltd, wholly-owned subsidiary incorporated in Singapore and doing business under such name.

Affymetrix Italia, SRL, wholly-owned subsidiary incorporated in Italy and doing business under such name.

Affymetrix Biotech Shanghai Ltd., incorporated in China and doing business under such name.

Anatrace, Inc., wholly-owned subsidiary incorporated in Ohio and doing business under such name.

Panomics, L.L.C., wholly-owned subsidiary incorporated in California and doing business under such name.

Panomics SRL, wholly-owned subsidiary incorporated in Italy and doing business under such name.

USB Corporation, wholly-owned subsidiary incorporated in Ohio and doing business under such name.

USB Europe, GmbH, wholly-owned subsidiary incorporated in Germany and doing business under such name.